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                                                                    Exhibit 23.1

[MERRILL LYNCH LETTERHEAD]

August 4, 1998
NationsBank Corporation
100 North Tryon
Charlotte, NC  28255

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     We hereby consent to the use of our opinion letter dated August 4, 1998 to the Board of Directors of NationsBank Corporation as Annex E to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of BankAmerica Corporation with and into NationsBank Corporation and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                       /s/ Merrill Lynch, Pierce,
                                           Fenner & Smith Inc.
                                       --------------------------
                                       Merrill Lynch, Pierce,
                                       Fenner & Smith
                                       Incorporated

August 4, 1998